UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 12, 2007

NORTEL NETWORKS LIMITED

(Exact name of Registrant as Specified in Charter)

CANADA	000-30758	62-12-62580

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-7000

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Nortel Networks Limited (the “registrant”) is filing certain agreements as exhibits to this current report on Form 8-K in connection with the requests for confidential treatment previously submitted to the Securities and Exchange Commission (“SEC”). The registrant originally filed the agreements being filed with this current report as Exhibits 10.10 and 10.11 to its Quarterly Report on Form 10-Q (“10-Q”) for the quarter ended June 30, 2006. After discussions with the Staff of the Division of Corporate Finance of the SEC, the registrant is hereby filing Exhibits 99.1 and 99.2 to this current report.
Nortel Networks Corporation owns all of the registrant’s common shares and the registrant is Nortel Networks Corporation’s principal direct operating subsidiary.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits
99.1	Stipulation and Agreement of Settlement, dated June 20, 2006, in the matter captioned In re Nortel Networks Corp. Securities Litigation, United States District Court for the Southern District of New York, Consolidated Civil Action No. 01 Civ. 1855 (RMB).

99.2	Stipulation and Agreement of Settlement, dated June 20, 2006, in the matter captioned In re Nortel Networks Corp. Securities Litigation, United States District Court for the Southern District of New York, Master File No.: 05-MD-1659 (LAP).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Gordon A. Davies

Gordon A. Davies
General Counsel — Corporate
and Corporate Secretary

By:	/s/ Anna Ventresca

Anna Ventresca
Assistant Secretary
Dated: December 12, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stipulation and Agreement of Settlement, dated June 20, 2006, in the matter captioned In re Nortel Networks Corp. Securities Litigation, United States District Court for the Southern District of New York, Consolidated Civil Action No. 01 Civ. 1855 (RMB).

99.2	Stipulation and Agreement of Settlement, dated June 20, 2006, in the matter captioned In re Nortel Networks Corp. Securities Litigation, United States District Court for the Southern District of New York, Master File No.: 05-MD-1659 (LAP).